UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

TRANSCEND SERVICES, INC.

(Name of Registrant as specified in Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSCEND SERVICES, INC.

945 East Paces Ferry Road, Suite 1475

Atlanta, Georgia 30326

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2003

To the Stockholders:

A special meeting of stockholders (the “Special Meeting”) of Transcend Services, Inc. (the “Company”) will be held on June 25, 2003 at the corporate office of Transcend Services, Inc, 945 East Paces Ferry Road, Suite 1475, Atlanta, GA, 30326 at 10:00 a.m. local time for the following purposes:

1.	To approve an amendment to the Company’s Certificate of Incorporation authorizing the Company to increase the number of authorized shares of Common Stock of the Company and to decrease the number of authorized shares of the Preferred Stock of the Company.

2.	To transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on May 16, 2003 shall be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, sign, date and mail the enclosed proxy card promptly in the enclosed postage-paid envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

By order of the Board of Directors,

/s/ JOSEPH G. BLESER

JOSEPH G. BLESER

Secretary

Atlanta, Georgia

May 22, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

TRANSCEND SERVICES, INC.

945 East Paces Ferry Road, Suite 1475

Atlanta, Georgia 30326

PROXY STATEMENT

For Special Meeting Of Stockholders To Be Held On June 25, 2003

GENERAL

This Proxy Statement and the accompanying form of Proxy are being furnished to the stockholders of Transcend Services, Inc. (the “Company” or “Transcend”) on or about May 22, 2003 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on June 25, 2003, at the corporate office of Transcend Services, Inc., 945 East Paces Ferry Road, Suite 1475, Atlanta, GA 30326, at 10:00 a.m. local time and any postponement or adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing a proxy bearing a later date; or (iii) appearing at the meeting and voting in person. The address of the principal executive offices of the Company is 945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326 and the Company’s telephone number is (404) 364-8000.

Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) the amendment to the Company’s Certificate of Incorporation authorizing the Company to increase the number of authorized shares of Common Stock of the Company and to decrease the number of authorized shares of Preferred Stock of the Company and (ii) the transaction of such other business as may properly come before the Special Meeting or any postponement or adjournment thereof. The Board of Directors does not know of any other business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgment of the person or persons acting thereunder as to what is in the best interests of the Company.

The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited in person or by telephone or telegram by Directors and Officers of the Company who will not receive additional compensation for such services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so.

Holders of record of outstanding shares of the Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company, at the close of business on May 16, 2003 are entitled to notice of and to vote at the meeting. As of May 16, 2003, there were approximately 200 holders of record of the Company’s Common Stock, 15 holders of the Company’s Series A Convertible Preferred Stock, and 4 holders of the Company’s Series B Convertible Preferred Stock. Each holder of Common Stock is entitled to one vote for each share held on the record date. Each holder of Series A Preferred Stock is entitled to 1.48 votes per share on each preferred share held. Each holder of Series B Preferred Stock is entitled to 6.90 votes per share on each preferred share held. On May 16, 2003 there were 4,444,193 shares of Common Stock outstanding and entitled to vote, 212,800 shares of Series A Convertible Preferred Stock outstanding and entitled to vote and 60,000 shares of Series B Convertible Preferred Stock outstanding and entitled to vote. A majority of the shares entitled to vote, whether present in person or by proxy, shall constitute a quorum.

When a quorum is present at the meeting, a majority of the outstanding shares of Common Stock, Series A Convertible Preferred Stock (voting on an as converted basis) and Series B Convertible Preferred Stock (voting on an as converted basis) shall be required to approve the amendment to the Company’s Certificate of Incorporation authorizing the Company to increase the number of authorized shares of Common Stock of the Company and to decrease the number of authorized shares of Preferred Stock of the Company and to decide the action proposed in all other business as may properly come before the Special Meeting. Abstentions will be counted as present in determining whether the quorum requirement is satisfied. An abstention from voting by a stockholder on proposals will have the same effect as a vote against such proposal.

AGENDA ITEM ONE

PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK AND DECREASE AUTHORIZED PREFERRED STOCK

Background

At the Annual Meeting of the stockholders of Transcend Services, Inc. (the “Company” or “Transcend”) held on May 6, 2003, the stockholders of the Company approved proposals to amend the Certificate of Designations, Preferences and Rights of both the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and Series B Convertible Preferred Stock (the “Series B Preferred Stock”) contained in the Company’s Certificate of Incorporation thereby authorizing the Company to partially redeem for cash shares of the Company’s Series A Preferred Stock and to adjust, for a limited time period, the conversion price of the remainder of the Series A Preferred Stock and all of the Series B Preferred Stock (the “Preferred Stock Strategy”). See DESCRIPTION OF CAPITAL STOCK – Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

In the event that all holders of the Company’s Series A Preferred Stock and Series B Preferred Stock elect to convert their shares of preferred stock into shares of common stock, the Company could be required to issue up to 2,850,000 shares of Common Stock under the Preferred Stock Strategy. As of May 16, 2003, there were 6,000,000 shares of Common Stock authorized for issuance and 4,444,193 shares of Common Stock issued and outstanding. Accordingly, the Company does not have enough authorized shares of Common Stock to execute the Preferred Stock Strategy.

Consequently, the purposes of the proposal in AGENDA ITEM ONE is to increase the authorized number of shares of Common Stock to a level that would enable the Company to not only execute the Preferred Stock Strategy, but also to provide additional authorized shares of Common Stock to facilitate future equity transactions, such as stock splits, stock dividends, secondary offerings and acquisitions, that the Board of Directors (the “Board”) believes would be in the best interest of the Company and its stockholders. However, no such other equity transactions are contemplated or planned at this time.

As of May 16, 2003, there were 21,000,000 shares of Preferred Stock authorized for issuance, but only 212,800 shares of Series A Preferred Stock and 60,000 shares of Series B Preferred Stock outstanding. Based on these numbers and its future plans, the Company believes that it has an excessive number of shares of Preferred Stock authorized. Accordingly, the Company intends to significantly reduce the number of shares of Preferred Stock authorized for issuance.

The net effect of proposal in AGENDA ITEM ONE is to reduce the number of shares of Capital Stock authorized for issuance from 27,000,000 shares to 17,000,000 by increasing authorized Common Stock from 6,000,000 to 15,000,000 shares and decreasing authorized Preferred Stock from 21,000,000 to 2,000,000 shares.

Proposed Amendment

The Company’s Certificate of Incorporation presently authorizes the issuance of 6 million shares of Common Stock and 21 million shares of Preferred Stock. The proposed amendment would increase the authorized number of shares of Common Stock to 15 million and would decrease the authorized number of shares of Preferred Stock to 2 million. If the proposed amendment is approved, the Company’s Certificate of Incorporation would be amended by replacing the current paragraph regarding the authorized number of shares of Capital Stock with the following paragraph:

“The aggregate number of shares which the Corporation shall have the authority to issue is Seventeen Million (17,000,000) of which Fifteen Million (15,000,000) shall be common stock, par value $0.05 per share, and Two Million (2,000,000) shall be preferred stock, par value $0.01 per share. Such shares of such preferred stock may be issued from time to time in one or more series, with the Board of Directors being hereby authorized to fix by resolution or resolutions the designation of the preferred stock and the rights, powers, preferences, and the relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting or consent, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware.”

General Effect of Proposed Amendment and Reasons for Approval

As of May 16, 2003, there were 4,444,193 shares of Common Stock outstanding and 707,000 reserved for issuance under the Company’s stockholder-approved stock option plans for key employees, Directors and key consultants. Accordingly, only 848,807 shares of Common Stock remain available for issuance, which are not sufficient to enable the Company to execute its stockholder-approved Preferred Stock Strategy.

In addition to enabling the Company to execute the Preferred Stock Strategy, the Board believes that the proposed amendment is advisable in order to maintain Transcend’s financing and capital-raising flexibility, to facilitate future stock splits and stock dividends and to have sufficient shares available for acquisitions and other corporate purposes. Other than the issuance of shares of Common Stock under the stockholder-approved stock option plans and the stockholder-approved Preferred Stock Strategy, there are no present agreements, understandings or plans to issue any of the additional shares of the Common Stock that would be authorized by the amendment.

The Board further believes that the number of authorized shares of Preferred Stock is excessive and the proposed reduction will not impair Transcend’s financing and capital-raising flexibility. Other than reducing the number of authorized shares of Preferred Stock available for issuance, the proposed amendment does not alter the Board’s powers with respect to the Preferred Stock.

Adoption of the proposed amendment would enable the Board to issue additional shares of Common Stock from time to time for such purposes and such consideration as the Board may approve without further approval of Transcend’s stockholders, except as may be required by law or the rules of any national securities exchange on which the shares of Common Stock are at the time listed. Nasdaq SmallCap Market rules require shareholder approval to issue common stock under certain circumstances where the number of shares to be issued equals or exceeds 20% of the voting power outstanding. As is true for shares presently authorized and unissued, the future issuance of Common Stock authorized by the amendment may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common and Preferred Stock.

There are no preemptive rights with respect to shares of Transcend’s Common Stock. The additional authorized shares of Common Stock would have identical powers, preferences and rights as the shares now authorized, including the right to cast one vote per share and to receive dividends, if any. Under the General Corporation Law of the State of Delaware, stockholders will not have any dissenters’ or appraisal rights in connection with the proposed amendment. If the proposed amendment is approved by Transcend’s stockholders, it will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State.

While the issuance of shares of Common Stock in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized Common Stock as an anti-takeover measure, nor is Transcend aware of any proposed or contemplated transaction of this type.

The Board recommends a vote FOR the amendment to Transcend’s Certificate of Incorporation to increase the number of shares of authorized Common Stock and to decrease the number of shares of authorized Preferred Stock.

DESCRIPTION OF CAPITAL STOCK

General

The Company is authorized to issue up to 6,000,000 shares of Common Stock, $0.05 par value per share, and up to 21,000,000 shares of Preferred Stock, $0.01 par value per share.

Common Stock

Subject to the rights of any holder of Preferred Stock, each holder of Common Stock is entitled to one vote per share for the election of directors as well as other matters, to dividends as and when declared by the Company’s Board of Directors, and upon liquidation to share in the net assets of the Company pro rata in accordance with his holdings. The Common Stock has no preemptive, redemption, conversion or subscription rights, and all outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

The Company is authorized to issue up to 21,000,000 shares of $0.01 par value Preferred Stock of which 212,800 and 60,000 shares are outstanding as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, respectively, both of which are described in separate sections below. With respect to the undesignated Preferred Stock, the Board of Directors has the power, without further action by the shareholders, to divide any and all shares of Preferred Stock into series and to fix and determine the relative rights and preferences of the Preferred Stock, such as the designation of the series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidating and dissolution preferences, conversion or exchange rights, if any. Issuances of Preferred Stock by the Board of Directors may result in such shares having senior dividend and/or liquidation preferences to the holders of shares of Common Stock and may dilute the voting rights of such holders. Issuances of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting rights of holders of the Common Stock. In addition, the issuance of Preferred Stock could make it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of Preferred Stock may be used as an “anti-takeover” device without further action on the part of the shareholders of the Company. As of May 16, 2003, there were 20,727,200 shares of Preferred Stock available for issuance, but the Company has no present plans to issue any additional shares of Preferred Stock. In fact, the Company plans to redeem some and convert to Common Stock all of the remaining outstanding shares of Preferred Stock and to reduce the authorized number of shares of Preferred Stock from 21,000,000 to 2,000,000 shares.

See AGENDA ITEM ONE (PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK AND DECREASE AUTHORIZED PREFERRED STOCK).

Series A Convertible Preferred Stock

On November 14, 1997, the Company raised approximately $5.3 million in cash through a private placement of 212,800 shares of newly issued Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to accredited investors. The Series A Preferred Stock has a $.01 par value per share, a $25.00 stated value per share and a dividend of 9% of the stated value per annum payable quarterly on the 15th of February, May, August and November. The shares of Series A Preferred Stock are convertible into shares of Common Stock at any time at the option of the holder at a conversion price of $16.875 per share. The holders of the Series A Preferred Stock have the same number of votes as if they converted into Common Stock rounded down to the nearest whole share, i.e. the 212,800 shares of Series A Preferred Stock have voting rights equivalent to 315,259 shares of Common Stock. Under certain circumstances the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, at 100% of its stated value together with all accrued and unpaid dividends to the redemption date. The holders of the Series A Preferred Stock may convert the Series A Preferred Stock into shares of Common Stock within 60 days following the Company’s notice of redemption. The Series A Preferred Stock ranks senior in all respects, including, without limitation, payment on liquidation and declaration and payment of dividends, to all other equity securities of the Company.

Notwithstanding the provisions stated above with respect to the Series A Preferred Stock, during the 20-day period commencing May 7, 2003 and ending May 27, 2003 (the “Inducement Period”), pursuant to an agreement between the Company and St. Paul Fire and Marine Insurance Company, which is the registered holder of record of $1,500,000 stated value of Series A Preferred Stock (represented by 60,000 shares of Series A Preferred Stock) (“The St. Paul Series A Shares”), the Company shall have the exclusive right to redeem The St. Paul Series A Shares in exchange for the following: (i) $600,000 in cash; (ii) an unsecured promissory note in the principal amount of $100,000 bearing interest at an annual rate of 4%, such note to mature and be due and payable on the date which marks the six-month anniversary following the date of issuance of such note; (iii) an unsecured promissory note in the principal amount of $100,000 bearing interest at an annual rate of 4%, such note to mature and be due and payable on the date which marks the nine-month anniversary following the date of issuance of such note; and (iv) the issuance of 200,000 shares of the authorized Common Stock of the Company, valued at $3.50 per share. Further, each holder of shares of Series A Preferred Stock, other than St. Paul Fire and Marine Insurance Company, shall be entitled to convert all or any portion of its shares of Series A Preferred Stock during the Inducement Period at a conversion price of $2.00 per share. Immediately following the Inducement Period, the shares of Series A Preferred Stock that were not converted during the Inducement Period will return to being convertible into shares of Common Stock at any time at the option of the holder at the current conversion price of $16.875 per share. Finally, any holder of Series A Preferred Stock who elected to convert to Common Stock during the Inducement Period may elect to have his dividend payable on May 15, 2003 paid in shares of Common Stock with the number of shares payable determined as a quotient obtained by dividing the aggregate amount of dividend payable to such holder by $2.00, rounded down to the nearest whole share.

See AGENDA ITEM ONE (PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK AND DECREASE AUTHORIZED PREFERRED STOCK).

Series B Convertible Preferred Stock

In August 1999, certain directors and accredited investors of the Company loaned an aggregate of $1.5 million to the Company for the purpose of interim financing. The related unsecured promissory notes provided for interest at the rate of 10% annually and a maturity date of January 15, 2000. On November 10, 1999, the Company executed an agreement with these directors and investors providing that, at the option of the Company, the promissory notes may be converted to a new class of convertible preferred stock at any time prior to the maturity date. The Common Stockholders approved the conversion on December 30, 1999, which was effected on January 14, 2000 at which time the Company issued 60,000 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The Series B Preferred Stock has a $0.01 par value per share and a stated value of $25.00 per share. The Series B Preferred Stock does not pay dividends. The shares of Series B Preferred Stock are convertible into shares of Common Stock at any time at the option of the holder at a conversion price of $3.625 per share. The holders of the Series B Preferred Stock have the same number of votes as if they converted into Common Stock rounded down to the nearest whole share, i.e. the 60,000 shares of Series B Preferred Stock have voting rights equivalent to 413,793 shares of Common Stock. Under certain circumstances the Company may, at its option, redeem the Series B Preferred Stock, in whole or in part, at 100% of its stated value. The holders of the Series B Preferred Stock may convert the Series B Preferred Stock into shares of Common Stock within 60 days following the Company’s notice of redemption. The Series B Preferred Stock is subordinate to the Series A Preferred Stock, but ranks senior in all respects, including, without limitation, payment on liquidation and declaration and payment of dividends, to all other equity securities of the Company.

Notwithstanding the provisions stated above with respect to the Series B Preferred Stock, during the 20-day period commencing May 7, 2003 and ending May 27, 2003 (the “Inducement Period”), each holder of shares of Series B Preferred Stock shall be entitled to convert all or any portion of its shares of Series B Preferred Stock during the Inducement Period at a conversion price of $2.00 per share. Immediately following the Inducement Period, the shares of Series B Preferred Stock that were not converted during the Inducement Period will return to being convertible into shares of Common Stock at any time at the option of the holder at the current conversion price of $3.625 per share.

See AGENDA ITEM ONE (PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK AND DECREASE AUTHORIZED PREFERRED STOCK).

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Company’s Common Stock is SunTrust Bank, Atlanta.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 23, 2003, certain information with respect to all stockholders known to Transcend to beneficially own more than five percent of the Company’s Common Stock or Preferred Stock, and information with respect to Transcend Common Stock or Preferred Stock beneficially owned by each Director of Transcend, the Executive Officers and all Directors and Executive Officers of Transcend as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Common Stock or Preferred Stock owned by them.

	Common Stock			Series A Preferred Stock		Series B Preferred Stock
Name and Address of Directors and Executive Officers	Amount and Nature of Beneficial Ownership /(1)/		Percent Of Class	Amount and Nature of of Beneficial Ownership /(11)/	Percent Of Class	Amount and Nature of Beneficial Ownership /(12)/		Percent Of Class
Richard L. Gunderson				20,000	9.40%
101 East 5th Street Suite 201
St. Paul, Minnesota 55101

Laumar Investors Limited Partnership				40,000	18.80%
3353 Peachtree Road Suite 1030
Atlanta, Georgia 30326

The St. Paul Companies				60,000	28.20%
385 Washington St.
St. Paul, MN 55102

Monmouth College				20,000	9.40%
700 East Broadway
Monmouth, Illinois 61462

Transylvania University				20,000	9.40%
300 N. Broadway
Lexington, Kentucky 40508

Richard M. Lucas Foundation						3,120		5.20%
3000 Sand Hill Rd. Bldg. 3, Suite 210
Menlo Park, CA 94025

Donald L. Lucas						4,680/	(13)/	7.80%

Larry G. Gerdes	732,301/	(2)/	15.87%	12,000	5.64%	22,200		37.00%
945 East Paces Ferry Road
Suite 1475
Atlanta, GA 30326

Joseph P. Clayton	20,000/	(3)/	*

Walter S. Huff, Jr.	778,636/	(4)/	16.74%			30,000		50.00%
3353 Peachtree Road, N.E. Suite 1030
Atlanta, Georgia 30326

Charles E. Thoele	22,981/	(5)/	*	2,000	*

	Common Stock			Series A Preferred Stock		Series B Preferred Stock
Name and Address of Directors and Executive Officers	Amount and Nature of Beneficial Ownership /(1)/		Percent Of Class	Amount and Nature of of Beneficial Ownership /(11)/	Percent Of Class	Amount and Nature of Beneficial Ownership /(12)/	Percent Of Class
Robert D. Alexander	35,000/	(6)/	*

Thomas C. Binion	31,750/	(7)/	*

Carl P. Hawkins	55,250/	(8)/	1.23%
945 East Paces Ferry Road
Suite 1475
Atlanta, GA 30326

Cheryl Jolly-Luster	1,500/	(9)/	*
All Directors and Executive Officers as a group (8 persons)	1,677,418/	(10)/	33.91%	14,000	6.58%	52,200	87.00%

*Represents less than 1%

/(1)/	“Beneficial Ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes shares of Common Stock underlying options to purchase Common Stock which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 4,444,193 shares of Common Stock outstanding as of April 23, 2003, except for certain parties who hold presently exercisable convertible preferred stock or options to purchase Common Stock, which are exercisable within sixty days of April 23, 2003. The percentages for those parties who hold presently exercisable convertible preferred stock or options to purchase Common Stock, which are exercisable within sixty days of April 23, 2003, are based upon the sum of 4,444,193 shares plus the number of shares subject to presently exercisable convertible preferred stock or options to purchase Common Stock, which are exercisable within sixty days of April 23, 2003, held by them, as indicated in the following notes. Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.
/(2)/	Includes 18,720 shares held by Mr. Gerdes’ spouse; 10,000 shares held by the Gerdes Family Partnership LP of which Mr. Gerdes is the General Partner; 17,778 shares which may be acquired upon the exercise of Series A Convertible Preferred Stock; and 153,103 shares which may be acquired upon the exercise of Series B Convertible Preferred Stock.
/(3)/	Includes 5,000 shares held by Joseph P. Clayton Revocable Trust and 10,000 shares of Common Stock that may be acquired by Mr. Clayton upon the exercise of stock options exercisable within 60 days of April 23, 2003.
/(4)/	Includes 206,896 shares held by Mr. Huff which may be acquired upon the exercise of Series B Convertible Preferred Stock.
/(5)/	Includes 2,963 shares which may be acquired upon the exercise of Series A Convertible Preferred Stock, and 20,018 shares held by C. Thoele Lifetime Trust.
/(6)/	Includes 35,000 shares of Common Stock that may be acquired by Mr. Alexander upon the exercise of stock options exercisable within 60 days of April 23, 2003.
/(7)/	Includes 26,250 shares of Common Stock that may be acquired by Mr. Binion upon the exercise of stock options exercisable within 60 days of April 23, 2003.
/(8)/	Includes 49,250 shares of Common Stock that may be acquired by Mr. Hawkins upon the exercise of stock options exercisable within 60 days of April 23, 2003.
/(9)/	Includes 1,500 shares of Common Stock that may be acquired by Ms. Jolly-Luster upon the exercise of stock options exercisable within 60 days of April 23, 2003.
/(10)/	Includes 20,741 shares which may be acquired upon the exercise of Series A Convertible Preferred Stock; 359,999 shares which may be acquired upon the exercise of Series B Convertible Preferred Stock; and 122,000 shares of Common Stock that may be acquired upon the exercise of stock options exercisable within 60 days of April 23, 2003.
/(11)/	Each share of Series A Preferred Stock is convertible into 1.48 shares of Common Stock at any time at the option of the holder. The total shares of Common Stock convertible from Series A Preferred Stock are accounted for in the Common Stock Beneficial Ownership column of the above table. The percentages are based upon 212,800 shares of Series A Preferred Stock outstanding as of April 23, 2003.
/(12)/	Each share of Series B Preferred Stock is convertible into 6.90 shares of Common Stock at any time at the option of the holder. The total shares of Common Stock convertible from Series B Preferred Stock are accounted for in the Common Stock Beneficial Ownership column of the above table. The percentages are based upon 60,000 shares of Series B Preferred Stock outstanding as of April 23, 2003.

/(13)/	Includes 4,680 shares held by the Donald L. Lucas Profit Sharing Trust, of which Mr. Lucas is Successor Trustee. Excludes 3,120 shares held by the Richard M. Lucas Foundation, of which Mr. Lucas is the chairman, of which Mr. Lucas disclaims beneficial ownership.

PROPOSALS BY STOCKHOLDERS

Proposals by stockholders intended to be presented at the 2004 Transcend annual meeting (to be held in the Spring of 2004) must be forwarded in writing and received at the principal executive office of Transcend no later than December 2, 2003 directed to the attention of the Secretary, for consideration for inclusion in the Transcend’s proxy statement for the annual meeting of stockholders to be held in 2004. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

In connection with the Company’s Annual Meeting of Shareholders to be held in 2004, if the Company does not receive notice of a matter or proposal to be considered by February 15, 2004; then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is properly raised at the Annual Meeting and put to a vote.

ANNUAL REPORT ON FORM 10-K

Additional information concerning the Company, including financial statements of the Company, is provided in the Company’s Form 10-K for the fiscal year ended December 31, 2002. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, are available to stockholders who make written request to the Company’s Secretary, 945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented for action at the Special Meeting. If any other matter should come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment of what is in the best interests of the Company.

By Order of the Board of Directors

/s/    LARRY G. GERDES

LARRY G. GERDES

Chairman of the Board

Atlanta, Georgia

May 22, 2003

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

TRANSCEND SERVICES, INC.

TRANSCEND SERVICES, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (“DGCL”) does hereby certify:

FIRST: That the Board of Directors of this Corporation, at a meeting held on May 6, 2003, duly adopted resolutions setting forth a proposed Certificate of Amendment of the Certificate of Incorporation of this Corporation, declaring said amendment to be advisable and submitting said amendment to the stockholders of this Corporation for consideration thereof. The resolution setting forth the amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation, as amended, be further amended by deleting Article IV thereof in its entirety and substituting the following in lieu thereof:

“IV.

The aggregate number of shares which the Corporation shall have the authority to issue is Seventeen Million (17,000,000) of which Fifteen Million (15,000,000) shall be common stock, par value $0.05 per share, and Two Million (2,000,000) shall be preferred stock, par value $0.01 per share. Such shares of such preferred stock may be issued from time to time in one or more series, with the Board of Directors being hereby authorized to fix by resolution or resolutions the designation of the preferred stock and the rights, powers, preferences, and the relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting or consent, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware.”

SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Corporation, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by the DGCL was voted in favor of such amendment.

THIRD: That said Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: This Certificate of Amendment shall become effective upon the time of its filing with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment on this          day of         , 2003.

TRANSCEND SERVICES, INC.

By:

    Larry G. Gerdes,

      President and Chief Executive Officer

ATTEST:

By:

Name:     Joseph G. Bleser

Title:       Secretary

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF TRANSCEND SERVICES, INC.

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 25, 2003

The undersigned hereby appoints Larry G. Gerdes and Walter S. Huff, Jr., or either of them, with full power of substitution as proxies and attorneys-in-fact, to represent and vote, as designated below, the common stock of the undersigned at the Special Meeting of Stockholders of Transcend Services Inc., (the “Company”) to be held on June 25, 2003, at the corporate office of Transcend Services, Inc., 945 East Paces Ferry Road, Suite 1475, Atlanta, GA 30326 at 10:00 a.m. local time and at any adjournments or postponements thereof on the matters set forth below:

1.	To approve an amendment to the Company’s Certificate of Incorporation authorizing the Company to increase the number of authorized shares of Common Stock of the Company and to decrease the number of authorized shares of the Preferred Stock of the Company.

☐  FOR                                         ☐  AGAINST                                     ☐  ABSTAIN

2.	In their discretion, upon such other matter or matters as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors recommends a vote “FOR” the above proposal.

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED ON THE REVERSE HEREOF. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR THE LISTED PROPOSAL. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THAT MEETING.

Signature of Stockholder

Signature of Stockholder

Dated:

Important: Sign exactly as your name appears on this proxy card. Give full title of executor, administrator, trustee, guardian, etc. Joint owners should each sign personally.